SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 22, 2004
Date of report (Date of earliest event reported)

BUCA, INC.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 225-3400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 22, 2004, Wallace B. Doolin commenced serving as President and Chief Executive Officer of BUCA, Inc. A copy of Mr. Doolin’s employment agreement and a description of the materials terms of the employment agreement were included in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2004.

In connection with Mr. Doolin’s appointment as our President and Chief Executive Officer, Peter J. Mihajlov resigned as our Interim Chief Executive Officer, effective November 22, 2004.

On December 2, 2004, BUCA, Inc. issued a press release announcing that Greg A. Gadel will resign from his positions as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the company following a transition period. Mr. Gadel has accepted a position as President at a restaurant company located in Minnesota. The company will initiate a search for a new Chief Financial Officer to succeed Mr. Gadel. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated December 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2004	BUCA, INC. (Registrant)

	By	/s/ Wallace B. Doolin
Wallace B. Doolin President and Chief Executive Officer